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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cincinnati Financial Corporation on Form S-8 of our reports dated February 6, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2001 and to the reference to us as experts in this Registration Statement.


/s/ Deloitte & Touche LLP




Cincinnati, Ohio
February 25, 2003



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